UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 9, 2022 (August 9, 2022)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition.

On August 9, 2022, the Company issued a press release announcing its results of operations for the three and six months ended June 30, 2022. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD.

On August 9, 2022, the Company posted its August 2022 Investor Presentation via its investor relations website at https://www.maiden.bm/investor_relations, which presentation is included as Exhibit 99.3 to this Current Report on Form 8-K.

The information under Item 7.01 and the Investor Presentation included to this Form 8-K as Exhibit 99.3 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 8.01	Other Events.

On August 9, 2022, the Company issued a press release announcing its results of operations for the three and six months ended June 30, 2022 via its investor relations website at https://www.maiden.bm/investor_relations, which press release is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 9, 2022
99.2	Press Release of Maiden Holdings, Ltd., dated August 9, 2022
99.3	Maiden Holdings, Ltd. Investor Update Presentation, August 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 9, 2022	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 9, 2022
99.2	Press Release of Maiden Holdings, Ltd., dated August 9, 2022
99.3	Maiden Holdings, Ltd. Investor Update Presentation, August 2022

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces
Second Quarter 2022 Financial Results

PEMBROKE, Bermuda, August 9, 2022 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported second quarter 2022 net income available to Maiden common shareholders of $25.8 million or $0.29 per diluted common share compared to $26.8 million or $0.31 per diluted common share in the second quarter of 2021.
Non-GAAP operating earnings(5) were $16.6 million or $0.19 per diluted common share for the second quarter of 2022 compared to non-GAAP operating earnings of $13.9 million or $0.16 per diluted common share for the same period in 2021.
Maiden's book value per common share(1) was $2.62 at June 30, 2022 compared to $2.60 at December 31, 2021. Adjusted for the unamortized deferred gain on ceded retroactive reinsurance of $41.4 million at June 30, 2022, the Company's adjusted book value per common share(2) was $3.09 at June 30, 2022.
Commenting on the second quarter of 2022 financial results, Patrick J. Haveron and Lawrence F. Metz, Maiden’s Co-Chief Executive Officers stated, "We were able to opportunistically execute additional capital management measures during the quarter, which lifted book value per common share to $2.62 and more than offset the headwinds created by a rising interest rate environment. Capital management contributed $24.7 million in gains during the period, bringing the total impact of our capital management initiatives to $1.81 per common share since the fourth quarter of 2020. Our alternative asset portfolio grew by 11.1% during the first half of 2022 and we continue to identify good opportunities despite more volatile conditions in financial markets. Those markets did result in more limited total returns from our portfolio during the quarter, but aside from investments in hedge funds, our total returns in our alternative portfolio continue to exceed our benchmark cost of debt capital. The pipeline of opportunities for Genesis Legacy Solutions ("GLS") continues to grow briskly which we believe sets the stage for a strong second half of 2022. Our balance sheet at June 30, 2022 does not reflect $1.27 in net deferred tax assets which still maintains a full valuation allowance. We believe the necessary performance that will enable us to recognize these tax assets in the future continues to accumulate."
Messrs. Haveron and Metz added, "Operating expenses were 18.1% lower on a year-over-year basis as we maintain an efficient operating profile. Loss development trends during the quarter were largely neutral but were less favorable versus the comparable period in 2021. The underwriting loss impact from higher-than-expected negative premium adjustments in our AmTrust cession was significantly more limited during the second quarter, as anticipated. Our second quarter book value was also hindered by unrealized losses on our fixed income portfolio of $0.28 per common share as interest rates rose sharply during the second quarter. We were able to offset much of this impact on book value through foreign currency gains as the US dollar continued to strengthen, as we maintain net non-US dollar liabilities. With 25.4% of our fixed income investments in floating rate securities, this has also helped mitigate the impact of the rise in interest rates on our financial statements."
Consolidated Results for the Quarter Ended June 30, 2022
Net income available to Maiden common shareholders for the three months ended June 30, 2022 was $25.8 million compared to $26.8 million for the same period in 2021. The most significant items affecting our financial performance during the second quarter of 2022 on a comparative basis to the second quarter of 2021 included:
•gain from repurchase of preference shares of $24.7 million for the three months ended June 30, 2022 compared to $18.7 million in the same period in 2021;
•excluding the gain from repurchase of our preference shares, net income was $1.1 million for the three months ended June 30, 2022 compared to net income of $8.1 million for the same period in 2021 largely due to the following factors:
•underwriting loss(4) of $5.1 million in the second quarter of 2022 compared to underwriting income of $8.5 million in the same period in 2021. The decrease in underwriting results was due to adverse prior year loss development of $1.0 million in the second quarter of 2022 compared to favorable prior year loss development of $12.8 million during the same period in 2021;

•total income from investment activities were $6.7 million for the three months ended June 30, 2022 compared to $10.9 million for the same period in 2021 which was comprised of:
•net investment income of $7.7 million for the three months ended June 30, 2022 compared to $7.3 million for the same period in 2021;
•net realized and unrealized investment gains of $2.1 million for the three months ended June 30, 2022 compared to net realized and unrealized investment gains of $0.8 million for the same period in 2021; and
•interest in loss of equity method investments of $3.0 million for the three months ended June 30, 2022 compared to income of $2.8 million for the same period in 2021.
The decrease in our results was partially offset by the following:
•corporate general and administrative expenses decreased to $3.0 million for the three months ended June 30, 2022 compared to $5.1 million for the same period in 2021 due to lower salary compensation associated with headcount reductions; and
•foreign exchange and other gains increased to $6.6 million during the three months ended June 30, 2022, compared to foreign exchange and other losses of $1.6 million for the same period in 2021.
Net premiums written for the three months ended June 30, 2022 were $3.2 million compared to $3.3 million for the same period in 2021. Net premiums written in the Diversified Reinsurance segment increased by $1.0 million for the three months ended June 30, 2022 compared to the same period in 2021 largely due to direct gross premiums written by wholly owned Swedish subsidiaries Maiden Life Försäkrings AB ("Maiden LF") and Maiden General Försäkrings AB ("Maiden GF") which increased by $0.6 million or 11.3% during the three months ended June 30, 2022, compared to the same period in 2021. Negative premium adjustments of $2.8 million in the AmTrust Reinsurance segment for the three months ended June 30, 2022 compared to $1.8 million for the same period in 2021.
Net premiums earned decreased by $2.9 million or 21.6% for the three months ended June 30, 2022 compared to the same period in 2021 primarily due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment and the Diversified Reinsurance segment due to run-off of the German Auto programs produced by our IIS unit.
Net investment income increased by $0.4 million or 5.3% for the three months ended June 30, 2022 compared to the same period in 2021, primarily due to an increase in annualized average book yields from fixed income assets to 2.0% for the three months ended June 30, 2022 compared to 1.7% for the same period in 2021. The decline in average aggregate fixed income assets of 26.8% is due to the cessation of active reinsurance underwriting on prospective risks since January 1, 2019, which is responsible for significant negative operating cash flows as we continue to run-off our existing reinsurance liabilities.
Net realized and unrealized investment gains for the three months ended June 30, 2022 were $2.1 million compared to $0.8 million for the same period in 2021. Net realized investment gains for the three months ended June 30, 2022 and 2021 reflect sales of corporate bonds for the settlement of claim payments to AmTrust.
Net loss and LAE increased by $12.2 million during the three months ended June 30, 2022 compared to the same period in 2021. Net loss and LAE for the second quarter of 2022 was impacted by net adverse prior year reserve development of $1.0 million compared to net favorable prior year reserve development of $12.8 million during the second quarter of 2021 primarily within the AmTrust Reinsurance segment in both respective periods.
Commission and other acquisition expenses decreased by $2.0 million or 29.2% for the three months ended June 30, 2022, compared to the same period in 2021 due to significantly lower earned premiums in the AmTrust Reinsurance segment.
Total general and administrative expenses decreased by $1.6 million, or 18.1% for the three months ended June 30, 2022, compared to the same period in 2021 due to lower salary, professional and regulatory fees.
Consolidated Results for the Six Months Ended June 30, 2022
Net income available to Maiden common shareholders for the six months ended June 30, 2022 was $27.3 million compared to $98.6 million for the same period in 2021. The most significant items affecting our financial performance included:
•gain from repurchase of preference shares of $28.2 million for the six months ended June 30, 2022 compared to $81.2 million in the same period in 2021;
•excluding the gain from repurchase of our preference shares, net loss was $0.9 million for the six months ended June 30, 2022 compared to net income of $17.4 million for the same period in 2021 largely due to the following factors:
•underwriting loss(4) of $6.8 million in the six months ended June 30, 2022 compared to underwriting income of $10.0 million in the same period in 2021. The decrease in underwriting results was primarily due to:

•favorable prior year loss development of $6.3 million for the six months ended June 30, 2022 compared to favorable prior year loss development of $18.4 million during the same period in 2021;
•on a current accident year basis, an underwriting loss of $13.1 million for the six months ended June 30, 2022 compared to an underwriting loss of $8.3 million for the same period in 2021 primarily due to results within the AmTrust Reinsurance segment as discussed below:
•significantly higher than expected negative premium adjustments in the AmTrust Reinsurance segment related to adjustments for estimated surcharges on Workers' Compensation policies and inuring AmTrust reinsurance for certain programs in Specialty Risk and Extended Warranty cessions (collectively the "AmTrust Cession Adjustments"), net of commission and loss adjustments, contributed an underwriting loss of $5.1 million to our reported results during the six months ended June 30, 2022.
•total income from investment activities were $16.9 million for the six months ended June 30, 2022 compared to $31.8 million for the same period in 2021 which was comprised of:
•net investment income decreased to $14.2 million for the six months ended June 30, 2022 compared to $17.1 million for the same period in 2021 due to the decline in average fixed income assets of 28.5%;
•net realized and unrealized investment gains decreased to $4.4 million for the six months ended June 30, 2022 compared to $9.0 million for the same period in 2021; and
•interest in loss of equity method investments of $1.8 million for the six months ended June 30, 2022 compared to interest in income of equity method investments of $5.7 million for the same period in 2021.
•corporate general and administrative expenses decreased to $11.3 million for the six months ended June 30, 2022 compared to $16.9 million for the same period in 2021 due to lower equity-based incentive compensation costs for employees; and
•foreign exchange and other gains increased to $10.5 million for the six months ended June 30, 2022 compared to foreign exchange and other gains of $2.0 million for the same period in 2021.
Net premiums written for the six months ended June 30, 2022 were $(7.1) million compared to $0.6 million for the same period in 2021. Net premiums written in the Diversified Reinsurance segment increased by $5.8 million for the six months ended June 30, 2022 compared to the same period in 2021 due to the prior year return of unearned premiums written in German Auto quota share reinsurance contract which went into run-off on January 1, 2021. Direct gross premiums written by Maiden LF and Maiden GF increased by $0.4 million or 3.4% during the six months ended June 30, 2022, compared to the same period in 2021. Negative premium adjustments of $15.8 million from the AmTrust Cession Adjustments were the principal factor which resulted in $(17.7) million in net premiums written in the AmTrust Reinsurance segment in the six months ended June 30, 2022 compared to $(4.2) million for the same period in 2021.
Net premiums earned decreased by $13.5 million or 53.9% for the six months ended June 30, 2022 compared to the same period in 2021 primarily due to the AmTrust Cession Adjustments which resulted in negative earned premiums in the AmTrust Reinsurance segment.
Net investment income decreased by $2.9 million or 16.9% for the six months ended June 30, 2022 compared to the same period in 2021, primarily due to the decline in average aggregate fixed income assets of 28.5% in the same period. The decline in fixed income assets is largely due to the cessation of active reinsurance underwriting on prospective risks since January 1, 2019, which is responsible for significant negative operating cash flows as we continue to run-off our existing reinsurance liabilities. The Company's investment portfolio experienced an increase in annualized average book yields from fixed income assets to 1.9% for the six months ended June 30, 2022 compared to 1.8% for the same period in 2021.
Net realized and unrealized investment gains for the six months ended June 30, 2022 were $4.4 million compared to $9.0 million for the same period in 2021. Net realized and unrealized investment gains for the six months ended June 30, 2022 and 2021 included the recognition of $3.7 million and $3.9 million, respectively, in unrealized gains related to investments in insurtech start-up companies. Net realized investment gains for the six months ended June 30, 2022 and 2021 also reflect sales of corporate bonds for the settlement of claim payments to AmTrust.
Net loss and LAE increased by $7.6 million during the six months ended June 30, 2022 compared to the same period in 2021. Net loss and LAE for the six months ended June 30, 2022 was impacted by lower net favorable prior year reserve development of $6.3 million compared to net favorable prior year reserve development of $18.4 million during the same period in 2021 primarily within the AmTrust Reinsurance segment in both respective periods.
Commission and other acquisition expenses decreased by $5.4 million or 42.3% for the six months ended June 30, 2022, compared to the same period in 2021 largely due to negative earned premiums in the AmTrust Reinsurance segment which reduced commission costs for the AmTrust Cession Adjustments as discussed above.
Total general and administrative expenses decreased by $4.7 million, or 20.6% for the six months ended June 30, 2022, compared to the same period in 2021 due to lower equity-based incentive compensation costs.
Operating Results for the three and six months ended June 30, 2022
In addition to other adjustments, management has adjusted the GAAP net income and underwriting results by excluding incurred losses and LAE covered by the Loss Portfolio Transfer and Adverse Development Cover Agreement ("LPT/ADC Agreement") with Cavello Bay Reinsurance Ltd. ("Cavello"), a subsidiary of Enstar Group Limited. Such losses are fully recoverable from Cavello, and therefore adjusting for these losses shows the ultimate economic benefit of the LPT/ADC Agreement to Maiden.
Non-GAAP operating earnings were $16.6 million or $0.19 per diluted common share for the second quarter of 2022 compared to non-GAAP operating earnings of $13.9 million or $0.16 per diluted common share for the second quarter of 2021. Adjusted to include net realized and unrealized investment gains and an interest in loss or income of equity method investments which are both a recurring part of investment results with the Company’s underwriting activities in run-off, the non-GAAP operating earnings were $15.7 million or $0.17 per diluted common share for the second quarter of 2022, compared to non-GAAP operating earnings of $17.6 million or $0.20 per diluted common share for the second quarter of 2021.
Non-GAAP operating earnings were $9.7 million or $0.11 per diluted common share for the six months ended June 30, 2022 compared to non-GAAP operating earnings of $61.2 million or $0.71 per diluted common share for the same period in 2021. Adjusted to include net realized and unrealized investment gains and an interest in loss or income of equity method investments which are both a recurring part of investment results with the Company’s underwriting activities in run-off, the non-GAAP operating earnings were $12.3 million or $0.14 per diluted common share for the six months ended June 30, 2022, compared to non-GAAP operating earnings of $75.9 million or $0.88 per diluted common share for the same period in 2021.
Similar to the reported GAAP results, the reduction in non-GAAP operating results for the three and six months ended June 30, 2022 compared to the same respective periods in 2021 primarily reflect gains from the repurchase of preference shares of $24.7 million and $28.2 million recognized in the three and six months ended June 30, 2022, respectively, compared to $18.7 million and $81.2 million for the same respective periods in 2021.
The unamortized deferred gain on retroactive reinsurance under the LPT/ADC Agreement with Cavello was $41.4 million as of June 30, 2022, a decrease of $4.5 million compared to $45.9 million at December 31, 2021. The decrease in the unamortized deferred gain under the LPT/ADC Agreement for the six months ended June 30, 2022 is attributable to $4.5 million in loss and LAE recognized as favorable loss development in the Company’s GAAP income statement that was covered by the LPT/ADC Agreement.
Adjusted for favorable loss development covered by the LPT/ADC Agreement of $3.5 million and $4.5 million during the three and six months ended June 30, 2022, the non-GAAP underwriting loss(9) was $8.6 million and $11.2 million, respectively. This compared to non-GAAP underwriting loss of $2.4 million and $10.7 million, respectively, when adjusted for favorable loss development covered by the LPT/ADC Agreement of $10.8 million and $20.7 million during the three and six months ended June 30, 2021, respectively.
For the three and six months ended June 30, 2022, our non-GAAP operating earnings included underwriting results for business not covered by the LPT/ADC Agreement, specifically Hospital Liability business and run-off of the AmTrust Reinsurance segment.
In addition, the Company estimates that it incurred operating expenses of $0.4 million and $0.8 million during the three and six months ended June 30, 2022, respectively, which it believes will not recur in future periods.
Please refer to the Non-GAAP Financial Measures tables in this release for additional information on these non-GAAP financial measures and reconciliation of these measures to the appropriate GAAP measures.
Quarterly Report on Form 10-Q for Period Ended June 30, 2022 and Other Financial Matters
The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022 was filed with the U.S. Securities and Exchange Commission on August 9, 2022. Additional information on the matters reported in this news release along with other required disclosures can be found in that filing.
Total assets were $2.2 billion at June 30, 2022 compared to $2.3 billion at December 31, 2021. Shareholders' equity was $347.9 million at June 30, 2022 compared to $384.3 million at December 31, 2021. Adjusted shareholders' equity(2) was $389.3 million at June 30, 2022 compared to $434.2 million at December 31, 2021, which reflects the unamortized deferred gain under the LPT/ADC Agreement of $41.4 million at June 30, 2022 and $45.9 million at December 31, 2021. Adjusted shareholders' equity for December 31, 2021 also included an adjustment of $4.1 million to reflect the equity accounting related to the fair value of certain hedged liabilities in an equity method investment in a limited partnership investment held by the Company wherein the ultimate realizable value of the asset supporting the hedged liabilities was not recognized at fair value until it was sold at a realized gain in the first quarter of 2022.
Effective October 1, 2021, GLS completed its first loss portfolio transfer transaction which included an adverse development cover. GLS continues to write additional retroactive reinsurance transactions consistent with its business plan. As of June 30, 2022, GLS and its subsidiaries have insurance related liabilities that it assumed through retroactive reinsurance contracts of $36.3 million which included total reserves of $22.4 million, derivative liability on retroactive reinsurance of $9.3 million, and deferred gains on retroactive reinsurance of $4.6 million. In addition to producing returns that exceed the target cost of capital, we expect business produced through GLS to further enhance our ability to pursue the asset and capital management pillars of our business strategy.
The Company's wholly owned subsidiary, Maiden Holdings North America, Ltd., holds net operating loss carryforwards ("NOLs") which were $232.4 million as of June 30, 2022. These NOLs, in combination with additional net deferred tax assets primarily related to our insurance liabilities, result in a net deferred tax asset (before valuation allowance) of $111.0 million or $1.27 per common share as of June 30, 2022. These net deferred tax assets are not presently recognized on the Company’s balance sheet as a full valuation allowance is carried against them.
The Company no longer presents certain non-GAAP measures such as combined ratio and its related components in its news release or its quarterly reports, as it believes that as the run-off of its reinsurance portfolios progresses, such ratios are increasingly not meaningful and of less value to readers as they evaluate our financial results.
Preference Shares
On March 3, 2021 and May 6, 2021, the Company's Board of Directors approved the repurchase, including the repurchase by wholly-owned-subsidiary Maiden Reinsurance Ltd. (“Maiden Reinsurance") in accordance with its investment guidelines, of up to $100.0 million and $50.0 million, respectively, of the Company's preference shares from time to time at market prices in open market purchases or as may be privately negotiated. These authorizations are collectively referred to as the "2021 Preference Share Repurchase Program". The principal purpose of the 2021 Preference Share Repurchase Program was to adjust our capital structure to reflect current operations and the amount of capital required to operate Maiden Reinsurance.
The following table shows the summary of repurchases made of the Company's preference shares pursuant to the 2021 Preference Share Repurchase Program during the three and six months ended June 30, 2022 and 2021, respectively:

	For the Three Months Ended June 30, 2022		For the Three Months Ended June 30, 2021		For the Six Months Ended June 30, 2022		For the Six Months Ended June 30, 2021
	Number of shares purchased	Average price of shares purchased	Number of shares purchased	Average price of shares purchased	Number of shares purchased	Average price of shares purchased	Number of shares purchased	Average price of shares purchased

Series A	435,639	$5.27	822,104	$14.52	435,639	$5.27	3,383,740	$14.79
Series C	445,746	5.26	646,817	$14.17	625,742	7.08	2,675,778	14.54
Series D	425,263	5.27	433,623	$14.22	520,128	6.26	2,457,519	14.53
Total	1,306,648	5.27	1,902,544	14.33	1,581,509	6.31	8,517,037	14.64

Total price paid (in millions)	$6.9		$27.3		$10.0		$124.7
Gain on purchase (in millions)	$24.7		$18.7		$28.2		$81.2

The Company's remaining authorization for preference share repurchases is $3.9 million. The following table shows the Company's preference shares outstanding (including total of the Company's preference shares held by Maiden Reinsurance pursuant to the cash tender offer in December 2020 and the 2021 Preference Share Repurchase Program) at August 9, 2022:

As of August 9, 2022	Series A	Series C	Series D	Total
Outstanding shares issued by Maiden Holdings	6,000,000	6,600,000	6,000,000	18,600,000
Less: Total shares held by Maiden Reinsurance	4,499,950	4,855,972	4,457,194	13,813,116
Total shares held by non-affiliates	1,500,050	1,744,028	1,542,806	4,786,884
Percentage held by Maiden Reinsurance	75.0%	73.6%	74.3%	74.3%

Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends related to either its common shares or any series of its preference shares.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core, working with clients to develop and implement finality solutions including acquiring entire companies that enable our clients to meet their capital and risk management objectives.
(1)(2)(4)(5)(9) Please refer to the Non-GAAP Financial Measures tables for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

Special Note about Forward Looking Statements

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include general statements both with respect to the Company and the insurance industry and generally are identified with the words "anticipate", "believe", "expect", "predict", "estimate", "intend", "plan", "project", "seek", "potential", "possible", "could", "might", "may", "should", "will", "would", "will be", "will continue", "will likely result" and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by the Company or any other person that the Company’s objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in Item 1A "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Circumstances caused by the COVID-19 pandemic are complex, uncertain and rapidly evolving. We therefore may not be able to accurately predict the longer-term effects that the COVID-19 pandemic may have on our financial condition or results of operations. To the extent the COVID-19 pandemic adversely affects our financial condition or results of operations, it may also heighten additional risks described in "Part I, Item 1A, Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2021.
The Company cautions that the list of important risk factors in its Annual Report on Form 10-K for the year ended December 31, 2021 is not intended to be and is not exhaustive. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to the Company or individuals acting on the Company’s behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from what was projected. Any forward-looking statements in this press release reflect the Company’s current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.
Any discrepancies between the amounts included in the results of operations discussion and the consolidated financial statement tables are due to rounding.

CONTACT:

Sard Verbinnen & Co.
Maiden-SVC@sardverb.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2022 - $480,796; 2021 - $595,344)	$435,367	$597,145
Equity securities, at fair value	57,692	44,062
Equity method investments	76,847	83,742
Other investments	116,016	97,663
Total investments	685,922	822,612
Cash and cash equivalents	37,766	26,668
Restricted cash and cash equivalents	23,702	39,419
Accrued investment income	8,481	5,695
Reinsurance balances receivable, net	13,439	19,507
Reinsurance recoverable on unpaid losses	554,846	562,845
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	29,958	36,703
Funds withheld receivable	628,885	636,412
Other assets	5,216	4,774
Total assets	$2,156,190	$2,322,610
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,275,107	$1,489,373
Unearned premiums	81,129	100,131
Deferred gain on retroactive reinsurance	45,995	48,960
Accrued expenses and other liabilities	150,567	44,542
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,041	7,153
Senior notes, net	255,459	255,347
Total liabilities	1,808,257	1,938,353
Commitments and Contingencies
EQUITY
Preference shares	119,672	159,210
Common shares	934	923
Additional paid-in capital	772,241	768,650
Accumulated other comprehensive loss	(38,940)	(12,215)
Accumulated deficit	(470,949)	(498,295)
Treasury shares, at cost	(35,025)	(34,016)
Total Equity	347,933	384,257
Total Liabilities and Equity	$2,156,190	$2,322,610

Book value per common share(1)	$2.62	$2.60

Common shares outstanding	87,161,499	86,467,242

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Gross premiums written	$3,339	$3,434	$(6,831)	$1,044
Net premiums written	$3,186	$3,261	$(7,137)	$565
Change in unearned premiums	7,257	10,051	18,702	24,511
Net premiums earned	10,443	13,312	11,565	25,076
Other insurance revenue	469	539	520	808
Net investment income	7,667	7,278	14,234	17,119
Net realized and unrealized investment gains	2,111	849	4,420	8,950
Total revenues	20,690	21,978	30,739	51,953
Expenses:
Net loss and loss adjustment expenses	6,874	(5,327)	4,591	(2,968)
Commission and other acquisition expenses	4,885	6,899	7,413	12,841
General and administrative expenses	7,294	8,906	18,180	22,903
Total expenses	19,053	10,478	30,184	32,776
Other expenses
Interest and amortization expenses	4,833	4,832	9,665	9,663
Foreign exchange and other (gains) losses	(6,586)	1,588	(10,535)	(1,954)
Total other expenses	(1,753)	6,420	(870)	7,709
Income before income taxes	3,390	5,080	1,425	11,468
Less: Income tax (benefit) expense	(713)	(257)	542	(208)
Interest in (loss) income of equity method investments	(3,041)	2,775	(1,770)	5,722
Net income (loss)	1,062	8,112	(887)	17,398
Gain from repurchase of preference shares	24,690	18,714	28,233	81,164
Net income available to Maiden common shareholders	$25,752	$26,826	$27,346	$98,562
Basic and diluted earnings per share available to Maiden common shareholders	$0.29	$0.31	$0.31	$1.14
Annualized return on average common equity	46.6%	51.2%	24.3%	111.6%
Weighted average number of common shares - basic	87,092,045	86,230,021	86,821,114	85,684,511
Adjusted weighted average number of common shares and assumed conversions - diluted	87,093,912	86,235,372	86,823,825	85,688,893

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended June 30, 2022	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$6,148	$(2,809)	$3,339
Net premiums written	$5,995	$(2,809)	$3,186
Net premiums earned	$7,125	$3,318	$10,443
Other insurance revenue	469	—	469
Net loss and loss adjustment expenses ("loss and LAE")	(2,340)	(4,534)	(6,874)
Commission and other acquisition expenses	(3,519)	(1,366)	(4,885)
General and administrative expenses(3)	(3,008)	(1,275)	(4,283)
Underwriting loss (4)	$(1,273)	$(3,857)	(5,130)
Reconciliation to net income
Net investment income and net realized and unrealized investment gains			9,778
Interest and amortization expenses			(4,833)
Foreign exchange and other gains, net			6,586
Other general and administrative expenses(3)			(3,011)
Income tax benefit			713
Interest in loss of equity method investments			(3,041)
Net income			$1,062

For the Three Months Ended June 30, 2021	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$5,191	$(1,757)	$3,434
Net premiums written	$5,018	$(1,757)	$3,261
Net premiums earned	$6,962	$6,350	$13,312
Other insurance revenue	539	—	539
Net loss and LAE	(1,247)	6,574	5,327
Commission and other acquisition expenses	(4,452)	(2,447)	(6,899)
General and administrative expenses(3)	(3,033)	(775)	(3,808)
Underwriting (loss) income(4)	$(1,231)	$9,702	8,471
Reconciliation to net income
Net investment income and net realized and unrealized investment gains			8,127
Interest and amortization expenses			(4,832)
Foreign exchange and other losses, net			(1,588)
Other general and administrative expenses(3)			(5,098)
Income tax benefit			257
Interest in income of equity method investments			2,775
Net income			$8,112

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Six Months Ended June 30, 2022	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$10,884	$(17,715)	$(6,831)
Net premiums written	$10,578	$(17,715)	$(7,137)
Net premiums earned	$13,080	$(1,515)	$11,565
Other insurance revenue	520	—	520
Net loss and LAE	(980)	(3,611)	(4,591)
Commission and other acquisition expenses	(7,290)	(123)	(7,413)
General and administrative expenses	(5,106)	(1,760)	(6,866)
Underwriting income (loss)	$224	$(7,009)	(6,785)
Reconciliation to net loss
Net investment income and net realized and unrealized investment gains			18,654
Interest and amortization expenses			(9,665)
Foreign exchange and other gains, net			10,535
Other general and administrative expenses			(11,314)
Income tax expense			(542)
Interest in loss from equity method investments			(1,770)
Net loss			$(887)

For the Six Months Ended June 30, 2021	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$5,263	$(4,219)	$1,044
Net premiums written	$4,784	$(4,219)	$565
Net premiums earned	$13,202	$11,874	$25,076
Other insurance revenue	808	—	808
Net loss and LAE	(2,662)	5,630	2,968
Commission and other acquisition expenses	(8,207)	(4,634)	(12,841)
General and administrative expenses	(4,607)	(1,378)	(5,985)
Underwriting (loss) income	$(1,466)	$11,492	10,026
Reconciliation to net income
Net investment income and net realized and unrealized investment gains			26,069
Interest and amortization expenses			(9,663)
Foreign exchange and other gains, net			1,954
Other general and administrative expenses			(16,918)
Income tax benefit			208
Interest in income from equity method investments			5,722
Net income			$17,398

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Non-GAAP operating earnings(5)	$16,633	$13,948	$9,698	$61,249
Non-GAAP basic and diluted operating earnings per common share available to Maiden common shareholders(5)	$0.19	$0.16	$0.11	$0.71
Annualized non-GAAP operating return on average adjusted common equity(6)	25.2%	20.7%	7.2%	50.9%
Reconciliation of net income available to Maiden common shareholders to non-GAAP operating earnings:
Net income available to Maiden common shareholders	$25,752	$26,826	$27,346	$98,562
Add (subtract):
Net realized and unrealized investment gains	(2,111)	(849)	(4,420)	(8,950)
Foreign exchange and other (gains) losses	(6,586)	1,588	(10,535)	(1,954)
Interest in loss (income) of equity method investments	3,041	(2,775)	1,770	(5,722)
Decrease in deferred gain on retroactive reinsurance under the LPT/ADC Agreement	(3,463)	(10,842)	(4,463)	(20,687)
Non-GAAP operating earnings (5)	$16,633	$13,948	$9,698	$61,249
Weighted average number of common shares - basic	87,092,045	86,230,021	86,821,114	85,684,511
Adjusted weighted average number of common shares and assumed conversions - diluted	87,093,912	86,235,372	86,823,825	85,688,893
Reconciliation of diluted earnings per share available to Maiden common shareholders to non-GAAP diluted operating earnings per share available to Maiden common shareholders:
Diluted earnings per share available to Maiden common shareholders	$0.29	$0.31	$0.31	$1.14
Add (subtract):
Net realized and unrealized investment gains	(0.02)	(0.01)	(0.05)	(0.10)
Foreign exchange and other (gains) losses	(0.08)	0.02	(0.12)	(0.02)
Interest in loss (income) of equity method investments	0.04	(0.03)	0.02	(0.07)
Decrease in deferred gain on retroactive reinsurance under the LPT/ADC Agreement	(0.04)	(0.13)	(0.05)	(0.24)
Non-GAAP diluted operating earnings per share available to Maiden common shareholders	$0.19	$0.16	$0.11	$0.71
Non-GAAP Underwriting Results and Non-GAAP Net Loss and LAE
Gross premiums written	$3,339	$3,434	$(6,831)	$1,044
Net premiums written	$3,186	$3,261	$(7,137)	$565
Net premiums earned	$10,443	$13,312	$11,565	$25,076
Other insurance revenue	469	539	520	808
Non-GAAP net loss and LAE(9)	(10,337)	(5,515)	(9,054)	(17,719)
Commission and other acquisition expenses	(4,885)	(6,899)	(7,413)	(12,841)
General and administrative expenses	(4,283)	(3,808)	(6,866)	(5,985)
Non-GAAP underwriting loss(9)	$(8,593)	$(2,371)	$(11,248)	$(10,661)

Net loss and LAE	$6,874	$(5,327)	$4,591	$(2,968)
Less: favorable prior year loss development subject to LPT/ADC Agreement	(3,463)	(10,842)	(4,463)	(20,687)
Non-GAAP net loss and LAE(9)	$10,337	$5,515	$9,054	$17,719

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2022	December 31, 2021
Investable assets:
Total investments	$685,922	$822,612
Cash and cash equivalents	37,766	26,668
Restricted cash and cash equivalents	23,702	39,419
Loan to related party	167,975	167,975
Funds withheld receivable	628,885	636,412
Total investable assets(7)	$1,544,250	$1,693,086

Capital:
Preference shares	$119,672	$159,210
Common shareholders' equity	228,261	225,047
Total shareholders' equity	347,933	384,257
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(8)	$610,433	$646,757

Reconciliation of total shareholders' equity to adjusted shareholders' equity:
Total Shareholders’ Equity	$347,933	$384,257
LP Investment Adjustment	—	4,083
Unamortized deferred gain on LPT/ADC Agreement	41,397	45,860
Adjusted shareholders' equity(2)	$389,330	$434,200

Reconciliation of book value per common share to adjusted book value per common share:
Book value per common share	$2.62	$2.60
LP Investment Adjustment	—	0.05
Unamortized deferred gain on LPT/ADC Agreement	0.47	0.53
Adjusted book value per common share(2)	$3.09	$3.18

(1) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio, as well as share repurchases.

(2) Adjusted Total Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP shareholders' equity by adding the following items: 1) the unamortized deferred gain on retroactive reinsurance arising from the LPT/ADC Agreement; and 2) an adjustment which reflects the equity method accounting related to the fair value of certain hedged liabilities within an equity method investment in a limited partnership held by the Company wherein the ultimate realizable value of the asset supporting the hedged liabilities cannot currently be recognized at fair value. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain on retroactive reinsurance represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. The LP Investment Adjustment reflects the fair value of the assets not presently able to be recognized currently. We believe reflecting the economic benefit of both items is helpful to understand future trends in our operations, which will improve the Company's shareholders' equity over the settlement or contract periods, respectively.

(3) Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting income (loss).

(4) Underwriting income or loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. For purposes of these non-GAAP operating measures, the fee-generating business, which is included in our Diversified Reinsurance segment, is considered part of the underwriting operations of the Company. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(5) Non-GAAP operating earnings and non-GAAP basic and diluted operating earnings per common share are non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses, total other-than-temporary impairment losses, foreign exchange and other gains and losses, interest in income of equity method investment, and (favorable) adverse prior year loss development subject to LPT/ADC Agreement and should not be considered as an alternative to net income. The Company's management believes that the use of non-GAAP operating earnings and non-GAAP diluted operating earnings per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings should not be viewed as a substitute for U.S. GAAP net income.

(6) Non-GAAP operating return on average adjusted common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average adjusted common shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings divided by average adjusted common shareholders' equity adjusted for the deferred gain on LPT/ADC Agreement and LP Investment Adjustment.

(7) Investable assets are the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable.

(8) Total capital resources are the sum of the Company's principal amount of debt and shareholders' equity.

(9) Non-GAAP net loss and LAE and Non-GAAP underwriting income (loss): Management has further adjusted the net loss and LAE and underwriting income (loss) (as defined above) by recognizing into income the (favorable) adverse prior year loss development subject to LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). Management believes reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings, Ltd. Releases
Second Quarter and Year-End 2022 Earnings

PEMBROKE, Bermuda, August 9, 2022 (GLOBE NEWSWIRE) -- Maiden Holdings, Ltd. (NASDAQ:MHLD) ("Maiden") has released its second quarter 2022 financial results via its investor relations website. Concurrent with releasing its results, Maiden also published an investor update presentation. Both documents are posted at https://www.maiden.bm/investor_relations.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core, working with clients to develop and implement finality solutions including acquiring entire companies that enable our clients to meet their capital and risk management objectives.